UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 30, 2014

____________________________

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239 (Commission File Number)		27-3601979 (IRS Employer Identification No.)
6450 Cameron St Suite 113 Las Vegas, NV 89118 (Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Joe Tanner to Board of Directors

On May 30, 2014, the Registrant’s Board, pursuant to authority granted under the Registrant’s Bylaws, increased the size of the Registrant’s Board from one seat to three seats and nominated Joe Tanner to fill the vacant seat on the Board and serve as Executive Chairman of the Board by unanimous written consent of the Board. Mr. Tanner signed a consulting agreement with DigiPath, Inc. (the “Tanner Consulting Agreement”) to serve as Executive Chairman of the Board of the Registrant. Under the terms of the Tanner Consulting Agreement, Mr. Tanner shall be paid monthly compensation of $5,500 for his services, which DigiPath, Inc. may increase from time to time. Mr. Tanner shall also be issued 500,000 shares of restricted stock, which will vest quarterly over a period of one year. A copy of the Tanner Consulting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. There are no familial relationships between Mr. Tanner and the Registrant.

Mr. Tanner, 67, is a seasoned and highly experienced senior executive, having held CEO or COO positions in high technology, medical devices and consumer products, including with three public companies. From 2013 to the present, Mr. Tanner has been CEO of MicroPlanet Technology Corporation, the Global leader in distributed voltage regulation and power management. From 2004 to 2012, Mr. Tanner served as Senior Vice President & COO of Zeno Corporation, an early stage company that develops medical and biotech products, including an innovative new FDA approved medical device for the treatment of acne. He was responsible for design, manufacture, regulatory approval and compliance, logistics, international sales/joint ventures, and IP (acquisition, generation and protection).

Tanner has participated in several early stage firms with notable results. Examples include helping build a consumer products firm from start up to the 6th largest in the world in its product category, and starting a medical device firm, gaining FDA approval and manufacturing and selling approximately 1 million medical devices. Tanner also has broad experience in law and public policy, having been managing partner of a law firm, a Washington State Representative and Senator, and having acted as CEO and COO in highly regulated industries. Much of Tanner’s experience is international, with direct oversight of subsidiaries in many countries in Asia, South America and Europe.

Tanner obtained a Bachelor’s of Arts in Economics from Harvard University and a Juris Doctorate from the University of Texas.

Litigation

During the past ten years, Mr. Tanner has not been the subject of the following events:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;
	i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company,
	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.		The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;
5.		Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.		Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.		Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
	i)	Any Federal or State securities or commodities law or regulation; or
	ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.		Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2014, the Registrant amended its 2012 Stock Incentive Plan (“Amendment”) to increase the maximum aggregate number of Shares which may be issued pursuant to awards granted under the plan is Thirty Million (30,000,000) shares. A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

4.1	First Amendment to 2012 Stock Incentive Plan
10.1	Joe Tanner Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: June 2, 2014

By: /s/ TODD DENKIN

Todd Denkin

 President